UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2007

CHECKPOINT SYSTEMS, INC.
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(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania                22-1895850
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                           (State of Incorporation)       (IRS Employer Identification No.)

101 Wolf Drive, PO Box 188, Thorofare, New Jersey    08086
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               (Address of principal executive offices)                       (Zip Code)

856-848-1800
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(Registrant's telephone number, including area code)

N/A
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(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert van der Merwe Succeeds George Off as President and CEO

On December 27, 2007, the Board of Directors of Checkpoint Systems, Inc. (the “Company”) elected Robert (Rob) van der Merwe to the position of President and Chief Executive Officer of the Company, effective immediately. Mr. van der Merwe, age 55, succeeds George Off, age 60, who is discontinuing his service as CEO and will continue to serve as the Chairman of the Company’s Board of Directors. As a result of this management transition, the Company expects to record in the fourth quarter of 2007 a one-time charge of $4.2 million, or $0.07 per [diluted] share after tax, related to compensation costs associated with Mr. Off’s departure.

Appointment of Mr. van der Merwe as President and CEO

In connection with the Board of Directors’ decision, the Company entered into an Employment Agreement (the “Agreement”) with Mr. van der Merwe pursuant to his appointment as President and Chief Executive Officer.

The term of the Agreement begins on December 27, 2007 and initially ends on December 31, 2010, after which the term of Mr. van der Merwe’s employment shall be renewed for a two-year period ending on December 31, 2012, and thereafter for successive one-year periods ending on December 31 each year, unless Mr. van der Merwe or the Company gives a notice of termination at least six months before the end of an employment term. Under the Agreement, Mr. van der Merwe is entitled to receive an annual base salary of $850,000 and participate in annual incentive compensation program(s) to be developed by the Board of Directors that will enable Mr. van der Merwe to earn incentive compensation up to a maximum of 150% of his base salary, subject to achievement of specified goals and objectives identified by the Board of Directors in consultation with Mr. van der Merwe. For 2008, Mr. van der Merwe will be entitled to a guaranteed minimum bonus equal to 50% of his base salary.

The Agreement also provides for a grant to Mr. van der Merwe of stock options under which he may purchase up to 500,000 shares of the Company’s common stock as well as a grant of 20,000 restricted stock units (the “RSUs”) with respect to the Company’s common stock, in each case subject to terms and conditions set forth as applicable in the Agreement, the Company’s 2004 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and the related equity award agreements. The stock options, which represent options issued under the Omnibus Plan exercisable for 230,000 shares as well as an employment inducement award of options exercisable for 270,000 shares, have an exercise price equal to $22.71 per share, the closing market price of the Company’s common stock on the date of grant, and shall vest, subject to Mr. van der Merwe’s continued employment, as follows: (i) 60% (300,000 shares) become exercisable on December 31, 2010; (ii) an additional 20% (100,000 shares) become exercisable on December 31, 2011; and (iii) the final 20% (100,000 shares) become exercisable on December 31, 2012. Vesting of the first 60% increment shall accelerate in the event of Mr. van der Merwe’s death or disability, the termination of his employment by the Company without cause, the termination of his employment by him for good reason, or upon a change in control of the Company on or before December 31, 2010, and vesting of the balance of the shares shall accelerate if one of the foregoing events occurs after December 31, 2010. In addition, all shares shall vest upon the first date on which the closing price per share of the Company’s common stock, as reported on the New York Stock Exchange, equals or exceeds 200% of the stock options’ exercise price. The RSUs will vest on December 31, 2010, subject to acceleration in the event of Mr. van der Merwe’s death or disability, the termination of his employment by the Company without cause, the termination of his employment by him for good reason or upon a change in control of the Company. These equity awards are governed by an Incentive Stock Option Agreement, a Restricted Stock Unit Award Agreement and a Stock Option Agreement, each dated December 27, 2007, between the Company and Mr. van der Merwe (collectively, the “Award Agreements”). In addition to these equity grants, Mr. van der Merwe will receive annual long term compensation at the discretion of the Board of Directors under the Omnibus Plan and existing compensation practices, including stock options, long term incentive program (“LTIP”) awards, restricted stock awards, stock appreciation rights (“SARs”), or other awards as determined by the Board of Directors. For the year 2008, Mr. van der Merwe’s annual long term compensation shall consist of 60,000 stock options and 30,000 RSUs vesting in accordance with the terms applicable to his predecessor as CEO.

Mr. van der Merwe is entitled to participate in all pension plans as well as medical, dental and other benefit plans and perquisites generally available to the Company’s senior management and is subject to customary non-competition and confidentiality provisions. He is also entitled to reimbursement of relocation expenses in connection with his move to the greater Philadelphia area.

In the event that Mr. van der Merwe’s employment with the Company is terminated by the Company without cause, by him for good reason or due to the inability of the Company and Mr. van der Merwe to reach a mutual agreement to extend the term of the Agreement, Mr. van der Merwe will receive, in one lump sum payment, an amount equal to twice the sum of (i) his base salary then in effect and (ii) the two-year average of his incentive compensation in the immediately preceding two years, subject to additional adjustments provided in the Agreement.

Mr. van der Merwe has been a member of the Company’s Board of Directors since October 25, 2007 and will continue to serve on the Company’s Board of Directors in his new position as the Company’s CEO. Since April 2005, Mr. van der Merwe served as President and Chief Executive Officer of Paxar Corporation, a global leader in providing innovative merchandising systems to retailers and apparel customers. He became Chairman of the Board of Paxar in January 2007, and served in these capacities until Paxar’s sale to Avery Dennison in June 2007. Prior to joining Paxar, Mr. van der Merwe held numerous executive positions with Kimberly-Clark Corporation from 1980 to 1987 and from 1994 to 2005, including the positions of Group President of Kimberly-Clark’s global consumer tissue business and Group President of Europe, Middle East and Africa. Earlier in his career, Mr. van der Merwe held managerial positions in South Africa at Xerox Corporation and Colgate Palmolive.

Resignation of Mr. Off as President and CEO

In connection with Mr. Off’s resignation as CEO, the Company and Mr. Off entered into a Termination Agreement (the “Termination Agreement”) that (i) amends his existing Amended and Restated Employment Agreement, effective as of January 1, 2006 and filed on December 12, 2005 with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K (the “Original Agreement”), with respect to the benefits payable to him in connection with his termination for good reason and (ii) confirms his continuing role as Chairman of the Board of Directors.

Under the Termination Agreement, the parties confirm that Mr. Off resigned as an employee and officer of the Company effective December 27, 2007 and that Mr. Off’s resignation was for good reason (as defined in the Original Agreement). Mr. Off shall continue to serve as Chairman of the Board of Directors of the Company until his resignation or removal by the Board of Directors and will assist management during the transition period following Mr. van der Merwe’s appointment as Chief Executive Officer, provided that Mr. Off will not resign for reasons other than physical incapacity before the earlier of December 31, 2008 or until the Board of Directors has concluded that a sufficient transition period has elapsed. Mr. Off shall receive compensation for his services as Chairman as determined by the Board of Directors. The Termination Agreement also amends Section 10(b) of the Original Agreement to provide that (i) the good reason severance payment will not include a pro rata portion of average annual incentive compensation; (ii) the RSUs granted on April 1, 2005 to Mr. Off shall not vest as a result of his termination for good reason; and (iii) the good reason severance payment shall include an additional amount, payable no later than March 15, 2008, equal to the bonus that Mr. Off would have earned as the Company’s Chief Executive Officer for the current fiscal year had he not resigned prior to the close of the fiscal year, but reduced by $400,000 so that the net 2007 bonus award will be approximately $329,000.

A copy of the Company’s press release regarding these events is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

On December 31, 2007, the Company issued a press release regarding the inducement grant of options to purchase 270,000 shares of the Company’s common stock, as described above. A copy of this press release is furnished as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit Number Description

99.1 Press Release dated December 27, 2007

99.2 Press Release dated December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKPOINT SYSTEMS, INC

Date: December 31, 2007	By:	/s/ John R. Van Zile

Title: Senior Vice President, General Counsel and Secretary

Checkpoint Systems, Inc.

Index of Exhibits

Exhibit Number Description

99.1 Press Release dated December 27, 2007

99.2 Press Release dated December 31, 2007